HELIX
ENERGY SOLUTIONS

Company Update

August 2016

Navigating the present, focusing on the future.

Forward Looking Statements

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

Who We Are



Helix is a specialty deepwater service provider to the offshore energy industry, focusing on expanding our subsea infrastructure services in Well Intervention and Robotics.

Deepwater Subsea Services

Well Intervention

Entering a wellbore to initiate, enhance, restore or decommission production as part of the well's natural life cycle.

Robotics

Providing remotely operated vehicles (ROVs) to perform deepwater service tasks beyond the reach of dive crews.

Why focus on these disciplines?

- Low F&D cost for enhanced reserves
- Extended well life via intervention defers cessation of production and P&A liability
- P&A is regulatory driven; eventually, demand should increase over time and typically accelerates in downturns
- Demand for a more cost effective solution to rigs
- Robotics is essential for credible quality performance in deepwater operations

Well Intervention


HELIX
HELIX

Well Intervention Overview



Debris Cap
Tubing hanger crown plugs
Spool Tree
High Pressure Wellhead Housing
Straddles or patches to repair tubular.
Subsurface safety valve/gas lift mandrel repair.
Wellbore gas lift unloading with Nitrogen.
Heavy duty fishing with simultaneous removal of fill.
Selective zonal isolation mechanical or chemical.
30"csg
20"csg
13-3/8"csg
9-5/8"csg
Milling or high pressure jetting to remove scale.
Wellbore cleanout, fill removal with long or reverse circulation.
Window cutting/casing exit & remedial sidetrack drilling
Milling and under reaming to remove wellbore scale.
Formation acidizing via matrix or fracture stimulation.
Re-perforating long sections.
7" liner

Well Intervention Current Asset Base



Q4000



Skandi Constructor (chartered vessel)



H534[1]



Q5000


HELIX

Siem Helix 1[2] (chartered vessel)



Intervention Riser Systems



Well Enhancer



Seawell

[1] Stacked
[2] Scheduled to arrive in Brazil Q3

Future Well Intervention Growth



***Q7000* – Under Construction**



Intervention Riser Systems[1]


HELIX

Siem Helix 2 (chartered; estimated in service 2017)

[1] Includes the industry's first purpose-built 15k system and planned 18¾" riserless system

Robotics



Robotics Assets







53 Workclass ROVs

The backbone of the fleet, capable of performing a broad array of subsea construction and well intervention tasks

5 Trenchers

The key to pipeline installation in heavily trafficked waters

2 ROVDrills

Provide seabed composition intelligence for subsea construction and subsea mining operations

Chartered Vessel Fleet

- Currently three vessels active under long-term charter
- *Grand Canyon III* extended activation until May 2017 with option to activate at a discount after May 2016
- Spot vessels have historically been added and subtracted to the chartered vessel fleet as market demand requires



Grand Canyon I, II & III



Deep Cygnus

What Sets Helix Apart in Robotics



Oil & Gas



Renewable Energy



Subsea Mining



Specialty Services

- Helix charters its ROV support vessels, ensuring a modern fleet that can expand and contract based on regional requirements and market conditions
- A fleet of advanced vehicles, including several units custom built to our specifications
- An industry leader in subsea trenching
- Leading provider for trenching, cable burial and ROV support for offshore wind farm development
  - Current focus on export lines (field to shore)
  - Future opportunities in-field (inter-array cable installation)

Production Facilities



Production Facilities

***Helix Producer I* FPU (100%)**

- Location: Phoenix Field (GOM)
- A component of the well containment system, along with the *Q4000*
- Contract recently extended through June 2023

Independence Hub Semi (20%)

- Location: Mississippi Canyon (GOM)
- Partner: Genesis Energy
- Operator: Anadarko
- Likely to be decommissioned

Production Facilities contributed $46 million in EBITDA in 2015 without Marco Polo

- Sold Marco Polo interest for $25 million in Q1 2016


Helix Producer 1

Key Financial Metrics



Debt & Liquidity Profile[1]


($ in millions)
Debt 2
Liquidity 3
$2,000
$1,500
$1,000
$500
$0
$1,200
$900
$600
$300
$0
$1,996
$1,773
$1,338
$1,067
$1,338
$946
$1,138
$592
$1,002
$565
$554
$76
$537
$61
$749
$255
$711
$219
12/31/2008 12/31/2009 12/31/2010 12/31/2011 12/31/2012 12/31/2013 12/31/2014 12/31/2015 06/30/2016
Gross Debt
Net Debt
Liquidity

Liquidity of approximately $543 million at 6/30/2016

[1]Adjusted for new debt issuance cost presentation requirement, net of unamortized debt issuance costs (deferred financing costs)
[2]Net of unamortized debt discount under our Convertible Senior Notes. Net debt is calculated as total long-term debt less cash and cash equivalents
[3]Liquidity is calculated as the sum of cash and cash equivalents ($492 million) and available capacity under our revolving credit facility ($51 million of the $400 million facility based on TTM EBITDA as defined by the credit agreement)

Debt Instrument Profile

Total funded debt[1] of $733 million at end of Q2 2016

- $193 million Convertible Senior Notes – 3.25%[2]
- $240 million Term Loan – LIBOR + 4.00%[3]
  - Annual amortization payments of 10%
- $86 million MARAD Debt – 4.93%
  - Semi-annual amortization payments
- $214 million Q5000 Loan – LIBOR + 2.50%[4]
  - Annual amortization payments of 14% over 5 years with a final balloon payment



Debt Instrument Profile at 6/30/2016
Principal Payment Schedule
($ in millions)
$500
$400
$300
$200
$100
$0
$36
$72
$430
$43
$96
$56
2016
2017
2018
2019
2020
2021-2027
Term Loan
Convertible Notes
Q5000 Loan
MARAD

[1] Excludes unamortized debt discount and debt issuance costs
[2] Stated maturity 2032. First put/call date March 2018
[3] We have fixed through October 2016 the LIBOR interest rate on 50% of the Term Loan debt at 0.75% utilizing interest rate swaps
[4] We have fixed through April 2020 the LIBOR interest rate on 75% of the Q5000 Loan debt at 1.51% utilizing interest rate swaps

2016 Outlook


GRAND CANYON

2016 Outlook: Forecast

($ in millions)	2016 Outlook	2015 Actual
Revenues	$ 510	$ 696
Adjusted EBITDA	90-120	173
CAPEX	230	353
Revenue Split:		
Well Intervention	$ 290	$ 373
Robotics	175	301
Production Facilities	75	76
Elimination	(30)	(54)
Total	**$ 510**	**$ 696**

- **2016 Forecast is "back end loaded" and is dependent on a significant "ramp-up" in the second half of the year**

Note: Industry conditions remain very challenging. We expect these industry conditions to persist throughout 2016 as oil prices have not recovered sufficiently to stimulate an increase in customer spending levels. Furthermore, our Robotics business is experiencing a sharp drop off in activity in 2016 as subsea construction related activities are affected more broadly by the lack of overall E&P spending that has already taken place. Although we expect to see some improved financial performance in the second half of 2016, there is no assurance that the above will be achieved as this forecast still assumes a significant amount of uncontracted work to develop in the second half of 2016.

2016 Outlook: Well Intervention

- Total backlog as of June 30, 2016 was approximately $1.7 billion
- The *Q4000* is expected to have high utilization for all of 2016
- The *Q5000* is under contract for the duration of 2016
- IRS #1 is being actively marketed, but presently idle
- The *Well Enhancer* is expected to have good utilization in Q3 2016, with committed diving and intervention projects through November
- The *Seawell* is currently operating on diving and intervention projects that will extend through Q3 2016 and into Q4 2016; speculative outlook for remainder of Q4 2016
- The *Skandi Constructor* is warm stacked with poor visibility

2016 Outlook: Robotics

- We currently have ~200 days of firm contracted work for our chartered vessels for Q3 2016 as certain longer term trenching projects are set to commence in the North Sea
- *Grand Canyon* to be nearly fully utilized in Q3 2016, with a full month of IRM work in both July and August and a long term trenching project commencing in late August/early September
- *Deep Cygnus* to perform various ROV support and trenching work during Q3 2016, with significant uninterrupted trenching work expected from September through late November
- *Grand Canyon II* has ~60 days of firm ROV support work scheduled for Q3 2016 and is pursuing a number of additional ROV support opportunities
- *REM Installer* charter terminated on July 12, 2016

2016 Outlook: Capex

2016 capex is currently forecasted at approximately $230 million, consisting of the following:

- $220 million in growth capital, primarily for newbuilds currently underway, including:
  - $95 million for *Q7000*
  - $100 million for *Siem Helix 1* and *Siem Helix 2* monohull vessels
  - $25 million for intervention riser systems and other
- $10 million for vessel maintenance and spares

2016 Outlook

Balance Sheet

- Launched At-the-Market (ATM) Equity Program in April 2016 and sold $50 million of our common stock in Q2-Q3 under the initial program. In August, executed a second equity distribution program for an additional $50 million. Proceeds will be used for general corporate purposes which may include debt repayment.
- Our total funded debt level is scheduled to decrease by $86 million ($776 million at 12/31/15 to $690 million at 12/31/16) as a result of scheduled principal repayments and the $15 million repurchase of Convertible Senior Notes.
- Our net debt level is expected to range between $330 million and $390 million at year end 2016, up from $255 million at year-end 2015. The range takes into consideration many assumptions, including earnings levels, working capital changes, the sale of assets that have already transpired, expected tax refunds, etc.

HELIX
ENERGY SOLUTIONS

HLX Listed NYSE®
Follow Helix on Twitter - @Helix_ESG
www.linkedin.com/company/helix-energy-solutions-group